Exhibit 99.1


                Microvision Announces Third Quarter 2006 Results

       Company Continues To Hit Operating Milestones and Reports
          Financial Results Consistent With Previous Guidance



    REDMOND, Wash.--(BUSINESS WIRE)--Nov. 2, 2006--Microvision, Inc. (NASDAQ:MVIS), a global leader in light scanning technologies, today reported operating and financial results for the third quarter and first nine months of 2006.

    Operating Results

    "Our operating results for the third quarter and year-to-date include achieving several significant milestones on our roadmap to the commercialization of high volume products based on the company's new proprietary Integrated Photonics Module (IPM(TM)) architecture. These milestones include winning strategic development contracts with world-leading partners that are expected to greatly contribute to our goal of commercializing the ultra-miniature laser projectors (PicoP(TM)) and automotive head-up displays," said Alexander Tokman, President and CEO of Microvision.

    Significant accomplishments during the third quarter and year to date include:

    -- Entered into an agreement with a major global Tier 1 automotive supplier to develop a commercial scanned-beam head-up display (HUD) product for automotive applications.

    -- Entered into a joint development agreement with a large Asian consumer electronics manufacturer to develop high-volume design for manufacturing of Microvision's proprietary IPM, a tiny display engine suitable for a variety of display applications. Potential applications for the IPM platform include cell phone embedded tiny projection displays, ultra-miniature projection displays used as accessories to various video output devices such as personal media players, laptops, DVD players, personal color eyewear, and head-up displays for automobiles and airplanes.

    -- Awarded a $5.95 million contract by General Dynamics C4 Systems to develop and deliver full-color, daylight readable, see-through helmet-mounted displays for the U.S. Army. This effort includes strategic initiatives consistent with the development of the IPM and personal color eyewear application.

    -- Released software connectivity products for the Flic laser bar code scanner to provide cost-effective solutions to the growing mobility market. The software products allow users of the Flic Scanner and Bluetooth enabled Flic Cordless Scanner to capture bar code data directly into a variety of business and consumer household applications running on Windows, Windows Mobile handheld and BlackBerry handheld devices.

    -- Announced strategic relationship with Fraunhofer Institute for Photonic Microsystems that augments Microvision's world-leading expertise in the design and production of small MEMS scanning mirrors. MEMS scanners are a key component to Microvision's IPM platform.

    Financial Results

    For the nine months ended September 30, 2006, the company reported revenue of $5.2 million compared to $12.0 million for the same period in 2005, and $823,000 for the three months ended September 30, 2006 compared to $3.3 million for the same period in 2005.

    During first nine months of 2005 the Company earned $4.9 million from work performed on a contract with Ethicon compared to $764,000 for the same period in 2006. Sales of the Nomad system in the nine months ended September 30, 2005 included a $1.2 million one-time sale to the US government not repeated in 2006. As of September 30, 2006, backlog totaled $6.9 million compared to $4.9 million at September 30, 2005. With the increase in contract backlog, the company believes it will achieve full year revenue of $8.0 million to $9.0 million as previously announced.

    The company reported an operating loss for the nine months ended September 30, 2006 of $21.1 million compared to $18.3 million for the same period in 2005 and $6.7 million for the three months ended September 30, 2006 compared to $6.9 million in the same period in 2005. The operating loss for the three and nine months ended September 30, 2006 includes $81,000 and $728,000, respectively, of severance costs and $471,000 and $1.5 million, respectively, of non cash compensation costs associated with the adoption of FASB 123(R) that were not included in 2005 results.

    The company reported a loss available for common shareholders for the nine months ended September 30, 2006 of $18.6 million compared to $24.7 million for the same period in 2005 and $7.7 million for the three months ended September 30, 2006 compared to $12.6 million for the same period in 2005. The net loss available for common shareholders for the nine months ended September 30, 2006 includes a one-time $3.1 million charge associated with the conversion of the company's preferred stock in May 2006.

    Microvision ended the quarter with $14.6 million in cash, cash equivalents and investment securities. Subsequent to the end of the quarter, the company raised $1.9 million from the sale of 322,000 shares of Lumera common stock. The company continues to own 1,750,000 shares of Lumera common stock with a market value of approximately $14.1 million as of November 1, 2006. The shares are pledged as collateral for the company's notes that are scheduled to be retired in March 2007.

    For the nine months ended September 30, 2006, net loss per share was $(0.60) compared to $(1.13) for the same period in 2005, and $(0.20) for the three months ended September 30, 2006 compared to $(0.56) for the same period in 2005.

    Conference Call

    Microvision will host a conference call to discuss its third quarter of 2006 financial results at 4:30 p.m. ET on Thursday, November 2, 2006. Participants may join the conference call by dialing
(800) 901-5247 (for U.S. participants) ten minutes prior to the start of the conference. International participants can dial (617) 786-4501. The conference pass-code number is 62217278. Additionally, the call will be broadcast over the Internet and can be accessed from the company's web site at www.microvision.com. The webcast and information needed to access the telephone replay will be available through the same link following the conference call.

    About Microvision: www.microvision.com

    Headquartered in Redmond, Wash., Microvision Inc. is the world leader in the development of high-resolution displays and imaging systems based on the company's proprietary silicon micro-mirror technology. The company's technology has applications in a broad range of military, medical, industrial, professional and consumer products.

    Forward-Looking Statements Disclaimer

    Certain statements contained in this release, including those relating to expected results, projections of future revenues, plans for product development and commercialization, future commercial arrangements, growth in demand, future product applications and benefits, as well as statements containing words like "believes," "expects," "anticipates," and other similar expressions, are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: our ability to raise additional capital when needed; risks related to Lumera's business and the market for its equity, market acceptance of our technologies and products; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; our dependence on the defense industry and a limited number of government development contracts; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims and other risk factors identified from time to time in the company's SEC reports, including the Company's Annual Report on Form 10-K filed with the SEC. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.




                          Microvision, Inc.

                      Consolidated Balance Sheet
                            (In thousands)
                             (Unaudited)
                                           September 30,  December 31,
                                              2006           2005
                                          -------------- -------------

Assets
Current Assets
   Cash and cash equivalents                    $14,026        $6,860
   Investment securities, available-for-
    sale                                            560             -
   Accounts receivable, net of allowances           777         1,380
   Costs and estimated earnings in excess
    of billings on uncompleted contracts            719         1,204
   Inventory                                      1,030           759
   Current restricted investments                 3,045         1,856
   Other current assets                           1,556         1,512
                                          -------------- -------------
      Total current assets                       21,713        13,571

Investment in Lumera                                  -         3,582
Property and equipment, net                       3,964         2,902
Restricted investments                            1,268         1,000
Restricted investment in Lumera                       -         2,184
Other assets                                         43           124
                                          -------------- -------------
     Total assets                               $26,988       $23,363
                                          ============== =============


Liabilities, Mandatorily Redeemable
 Convertible Preferred Stock and
 Shareholders' Equity (Deficit)
Current Liabilities
   Accounts payable                                $705        $2,328
   Accrued liabilities                            3,917         4,513
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts                                       168            51
   Liability associated with common stock
    warrants                                        594         3,452
   Current portion of notes payable               4,732         7,896
   Current portion of capital lease
    obligations                                      46            32
   Current portion of long-term debt                 58            22
                                          -------------- -------------
        Total current liabilities                10,220        18,294

Notes payable, net of current portion                 -         1,447
Liability associated with embedded
 derivative feature                                   -         1,368
Capital lease obligations, net of current
 portion                                            143           105
Long-term debt, net of current portion              474             -
Deferred rent, net of current portion             1,631         1,492
                                          -------------- -------------
        Total liabilities                        12,468        22,706
                                          -------------- -------------

Commitments and contingencies                         -             -

Mandatorily redeemable convertible
 preferred stock                                      -         4,166
                                          -------------- -------------

Shareholders' Equity (Deficit)
    Common stock at par value                        40            25
    Additional paid-in capital                  245,075       212,993
    Deferred compensation                             -           (85)
    Receivables from related parties, net          (792)         (792)
    Accumulated other comprehensive
     income                                       1,150             -
    Accumulated deficit                        (230,953)     (215,650)
                                          -------------- -------------
      Total shareholders' equity
       (deficit)                                 14,520        (3,509)
                                          -------------- -------------
      Total liabilities, mandatorily
       redeemable convertible preferred
       stock and shareholders' equity
       (deficit)                                $26,988       $23,363
                                          ============== =============





                          Microvision, Inc.

                 Consolidated Statement of Operations
            (In thousands, except earnings per share data)
                             (Unaudited)


                              Three months ended   Nine months ended
                                  September 30,       September 30,
                              ----------------------------------------
                                2006       2005      2006      2005
                              ---------- --------- --------- ---------


Contract revenue                   $541    $2,180    $3,657    $9,244
Product revenue                     282     1,150     1,544     2,793
                              ---------- --------- --------- ---------
      Total revenue                 823     3,330     5,201    12,037
                              ---------- --------- --------- ---------

Cost of contract revenue            343     1,647     2,493     5,143
Cost of product revenue             675     2,117     3,650     5,484
                              ---------- --------- --------- ---------
      Total cost of revenue       1,018     3,764     6,143    10,627
                              ---------- --------- --------- ---------

  Gross margin                     (195)     (434)     (942)    1,410
                              ---------- --------- --------- ---------


Research and development
 expense                          2,855     1,963     7,316     5,884
Sales, marketing, general and
 administrative expense           3,652     4,523    13,066    13,830
Gain on disposal of fixed
 assets                               -         -      (198)        -
                              ---------- --------- --------- ---------
      Total operating
       expenses                   6,507     6,486    20,184    19,714
                              ---------- --------- --------- ---------

Loss from operations             (6,702)   (6,920)  (21,126)  (18,304)

Interest income                     236        61       484       186
Interest expense                 (1,346)     (997)   (4,804)   (2,067)
Gain on derivative
 instruments, net                   125       611     3,179     1,669
Loss on debt extinguishment           -    (3,313)        -    (3,313)
Other expense                        (5)      (14)      (16)      (17)
                              ---------- --------- --------- ---------

Net loss before equity
 subsidiary transactions         (7,692)  (10,572)  (22,283)  (21,846)

Loss on investment in equity
 subsidiary                           -      (610)     (290)   (2,488)
Gain on sale of securities of
 equity subsidiary                    -         -     7,270     1,570
                              ---------- --------- --------- ---------

Net loss                         (7,692)  (11,182)  (15,303)  (22,764)

Less: Stated dividend on
 mandatorily redeemable
 convertible preferred stock          -       (62)      (59)     (236)
      Accretion to par value
       of preferred stock             -      (143)     (138)     (534)
      Inducement for
       conversion of
       preferred stock                -    (1,184)   (3,076)   (1,184)
                              ---------- --------- --------- ---------

Net loss available for common
 shareholders                   $(7,692) $(12,571) $(18,576) $(24,718)
                              ========== ========= ========= =========

Net loss per share - basic       $(0.20)   $(0.56)   $(0.60)   $(1.13)
                              ========== ========= ========= =========

Weighted-average shares
 outstanding - basic             38,437    22,637    30,997    21,875
                              ========== ========= ========= =========


    CONTACT: Microvision, Inc., Redmond
             Jeff Wilson (investors), 425-882-6625
             Matt Nichols (media), 425-882-6657